UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2005

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

    On August 16, 2005, the Board of Directors of Cree, Inc. (the "Company") approved a $25,000 annual retainer to be paid to each non-employee director beginning September 1, 2005. The retainer will be paid quarterly in advance and is in addition to fees paid to non-employee directors for attending meetings of the Board and Board committees.

    The Board of Directors on August 16, 2005 also approved awards of restricted stock and non-qualified stock options to be granted on September 1, 2005 to non-employee members of the Board under the Company's 2004 Long-Term Incentive Compensation Plan (the “Plan”). The Plan was previously approved by the Company's shareholders, and the Company filed a copy of the Plan with the Securities and Exchange Commission on November 5, 2004 as Exhibit 10.1 to the Company’s report on Form 10-Q for the quarterly period ended September 26, 2004. The Company’s non-employee directors are James E. Dykes, Robert J. Potter, Dolph W. von Arx and Harvey A. Wagner. The grants of non-qualified stock options to non-employee directors are subject to shareholder approval of certain amendments to the Plan to be submitted for a vote at the next annual meeting of shareholders. Pursuant to the Board's approval, 5,000 shares of restricted stock will be issued on September 1, 2005 to each of the non-employee directors. The shares of restricted stock will be subject to vesting restrictions and other terms and conditions and will vest on September 1, 2006, provided the non-employee director continues service until that date as a member of the Company's Board of Directors or as an employee of the Company or a related "Employer" as defined in the Plan.

    Also on August 16, 2005, the Compensation Committee of the Company's Board of Directors approved grants of restricted stock and non-qualified stock options to be granted on September 1, 2005 under the Plan to certain of the Company's executive officers. Pursuant to the Committee's approval, shares of restricted stock will be issued on September 1, 2005 to executive officers as follows: 30,000 shares to Charles M. Swoboda, 6,000 shares to John W. Palmour, and 6,000 shares to Robert C. Glass. The shares of restricted stock will be subject to vesting restrictions and other terms and conditions. One-fifth of the shares awarded will vest on each of September 1, 2006, September 1, 2007, September 1, 2008, September 1, 2009 and September 1, 2010, provided the officer continues service as an employee of the Company or a related "Employer" as defined in the Plan or as a member of the Company's Board of Directors.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Charles M. Swoboda
Charles M. Swoboda
Chairman, Chief Executive Officer and President
Date: August 22, 2005